Severance Plan for Leadership Team Officers of W. R. Grace & Co. Plan Document and Summary Plan Description Effective February 3, 2016

Severance Plan for Leadership Team Officers Summary Plan Description 2016 i Contents Important Information . . . . . . . . . . . . . . . . . . . . . . . . . . . .1 Eligibility and Coverage . . . . . . . . . . . . . . . . . . . . . . . . . . .1 Who Is Eligible .....................................................................1 When Coverage Applies .......................................................1 Notification Period ................................................................1 When Coverage Doesn’t Apply ............................................2 If You’re on a Leave of Absence ..........................................2 How the Plan Works . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2 Amount of Severance and Total Cash Entitlement ...............2 How Benefits Will Be Paid ...................................................3 AICP Bonus Treatment .........................................................3 Deductions from Severance ..................................................3 Change in Control of W. R. Grace & Co. .............................3 Vesting ..................................................................................3 Reemployment by the Company ...........................................3 If You Should Die .................................................................4 When Severance Is Not Paid . . . . . . . . . . . . . . . . . . . . . . .4 Constructive Discharge . . . . . . . . . . . . . . . . . . . . . . . . . . .4 Section 409A . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4 Transferability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4 Claims for Benefits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4 What to Do ............................................................................4 If a Disputed Claim Is Denied ..............................................5 How Your Benefits Are Affected . . . . . . . . . . . . . . . . . . . .5 You May Elect to Continue Medical, Dental, and Vision Coverage ...............................................................5 Pension and Savings Plans ....................................................5 Medical, Dental, and Vision COBRA Coverage ..................5 Life, VGA, and BTA Insurance Coverage ............................5 Flexible Spending Accounts .................................................6 Short-Term Disability Coverage ...........................................6 Long-Term Disability Coverage ...........................................6 Benefit Plan Changes ............................................................6 Vacation Pay .........................................................................6 For More Information About Your Benefits .........................6 Other Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6 Effective Date .......................................................................6 Plan Sponsor .........................................................................6 Plan Administration ..............................................................6 Plan Year ...............................................................................7 Plan Identification .................................................................7 The Plan’s Future, Amendment, and Termination ................7 Legal Service ........................................................................7 Plan Documents ....................................................................7 If You Can’t Receive Payments ............................................7 Cost .......................................................................................7 What Else You Should Know About the Plan ......................7 Your Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7 Receive Information About Your Plan and Benefits ...........7 Prudent Actions by Plan Fiduciaries ....................................7 Enforce Your Rights ............................................................8 Assistance With Your Questions .........................................8

Severance Plan for Leadership Team Officers Summary Plan Description 2016 1 Important Information Effective February 3, 2016, the CEO and all eligible elected officers of W. R. Grace & Co. who report to the CEO, will be covered under the Severance Plan for Leadership Team Officers of W. R. Grace & Co. (the “Plan”). The Plan will provide severance benefits to the CEO and eligible elected corporate officers of W. R. Grace & Co. who report to the CEO and who become elig- ible for benefits as of their date of termination from the Company, as described and summarized here. Keep in mind that if you’re covered by the Plan, you will not be covered under any other severance plan maintained or sponsored by, or any severance agree- ments with, the Company or its direct and indirect sub- sidiaries (or any related entity). Any agreements concerning severance benefits, writ- ten or otherwise, between covered individuals and the Company in effect before the effective date of the Plan, shall be null and void as of the effective date of the Plan. This means that, if you’re covered by the Plan, you won’t be eligible for severance benefits under any other prior agreement with the Company, as of and after the effective date of the Plan (but subject to the following paragraph). Please note that any agreement providing severance benefits upon a “Change in Control of W. R. Grace & Co.” to any covered individual may remain in effect after the effective date of the Plan. The Plan does not cover terminations related to such a “Change in Con- trol.” See pages 2 and 3 for more information about the Plan and such a Change in Control. Note: References in this summary to the “Company” refer to W. R. Grace & Co. and its direct and indirect subsidiaries. Eligibility and Coverage Who Is Eligible You’re eligible for severance and other benefits under the Plan if, at the time of your termination, you are a corporate officer of W. R. Grace & Co. elected by its Board of Directors; you are identified by W. R. Grace & Co. as an “executive officer” of the Company pursu- ant to Item 401(b) of Securities and Exchange Com- mission Regulation S-K; and you’re either the CEO or you report directly to the CEO. If you don’t meet all of these requirements you will not be eligible for sever- ance or any other benefits under the Plan. When Coverage Applies Coverage under the Plan will apply if you’re eligible for the Plan and: • your employment is terminated by the Company because of a restructuring or downsizing, the elimination of your position, or for any other reason except for the reasons specified under “When Coverage Doesn’t Apply” (page 2), and • you have agreed to and signed, and have not revoked, an agreement acceptable to the Company under which: – you release the Company and its directors, officers, and employees (and other related parties) from any liability re- lated to your termination from (and employment with) the Company; – you agree that you will not compete with the Company for a period of 24 months after termination; – you agree that you will not solicit the business of any customer of the Company for a period of 24 months after termination; and – you agree that you will not induce or attempt to induce any officer, director, or employee to leave the Company for a period of 24 months after termination. This agreement must be signed and become irrevocable prior to the expiration of the 60-day period beginning on your last date of employment.* For example, if you’re an eligible officer who is ter- minated by the Company, not for “Cause,” or any other circumstance described under “When Coverage Doesn’t Apply” (page 2), and you sign and do not revoke the agreement described above, you’ll be elig- ible for severance under the Plan. *If this 60-day period extends into a new calendar year, any severance subject to Section 409A will not be paid before the first day of that new calendar year. Notification Period You’ll receive at least two-weeks notice (or pay in- stead of notice) of your date of termination. Your “last date of employment” is your final date of employment that has been established by the Company.

When Coverage Doesn't Apply

Coverage under the Plan won't apply to you, and you won't receive benefits under the Plan, if:

- You voluntarily terminate your employment with the Company for any reason, without the permission of the Grace Board of Directors.
- You're terminated for misconduct, "cause," or similar reasons on or before your last date of employment. **"Cause"** means an employee engaging in actions that are injurious to the Company (monetarily or otherwise), or an employee's conviction for any criminal violation involving dishonesty or fraud or any crime which constitutes a felony.
- The Company terminates your employment because of a "Change in Control of W. R. Grace & Co.," as specified on page 3.
- You've been employed by the Company for fewer than 90 days.
- You continue your employment with the Company in any other capacity (and any location).
- You're terminated because of your refusal or unwillingness to perform the duties of your position or because of insubordination, on or before your last date of employment.
- The Company terminates your employment because of the Company's sale or transfer of all or a portion of the stock or assets of a business of the Company to another person or entity (i.e., a divestment), if you become an employee of that person or entity.
- You refuse to accept an offer to transfer to another position at the Company for a base salary, and annual incentive compensation target and long-term incentive compensation awards, which aren't materially less than your most recent base salary and annual incentive compensation target and long-term incentive compensation awards in your current position; and provided the principal work location of the new position is within a reasonable commuting distance of where you live.
- Through your last date of employment you fail to:
  - follow policies, rules, or procedures of the Company or of your business unit, or
  - adhere to any agreement between you and the Company.
- As of your last date of employment:
  - you're entitled to receive long-term disability (LTD) payments under any plan or program sponsored by the Company, or
  - you become eligible to receive such LTD payments because of a disability that begins before your last date of employment.

  Your eligibility for LTD payments reflects the terms of the Plan or program under which you're covered.
- You're covered by any other severance plan of the Company.
- You do not agree to and sign, or you have revoked, an agreement acceptable to the Company as described under "When Coverage Applies" (see page 1).

Important! No provision of the Plan should be considered to limit in any way the Company's authority or discretion to terminate any employee for any reason at any time.

If You're on a Leave of Absence

You **won't** qualify for severance if you're away from work on a leave of absence (whether paid or unpaid). However, you **will** qualify for severance if you're terminated by the Company when you're on a leave of absence, provided that none of the provisions described under "When Coverage Doesn't Apply" are applicable.

How the Plan Works

Amount of Severance and Total Cash Entitlement

If eligible, you'll receive severance equal to your **total cash entitlement**, which is comprised of your annual base salary *plus* an amount equal to your targeted annual incentive compensation program bonus (AICP), adjusted as follows:

Classification	Your Total Cash Entitlement Equals
CEO	**two** times your annual base salary as of your last day of employment *plus* an amount equal to **two** times your targeted AICP for your last year of employment
Other elected corporate officer who reports directly to the CEO	**one** times your annual base salary as of your last day of employment *plus* an amount equal to **one** times your targeted AICP for your last year of employment

For example, if you're an eligible elected officer who reports directly to the CEO, and your annual base salary is $200,000, and your targeted AICP for the year during which your employment is terminated is 50% ($100,000), your total cash entitlement would equal $300,000 ($200,000 + $100,000).

By **annual base salary**, we mean the regular annual earnings as of your last date of employment that you are entitled to receive from the Company before any deductions are made, but **excluding** incentive bonuses or compensation (for example, any payment related to the Company's "long-term incentive plans"), "one-off" bonuses (for example, signing bonuses), any other special or premium compensation (for example, payments related to relocation or retention), commissions, any amount related to Company-sponsored employee benefit plans, whether or not this compensation or amount is taxable as income.

See "AICP Bonus Treatment" on page 3 for details on an AICP bonus for your last year of employment.

2 Severance Plan for Leadership Team Officers Summary Plan Description 2016

How Benefits Will Be Paid

Your **total cash entitlement** will be paid to you in a **single, lump-sum within 60 days after your last date of employment**, except to the extent that the payment is subject to Section 409A of the Internal Revenue Code of 1986, as amended ("Section 409A"). A payment subject to Code Section 409A will not be made before six months and one day after your last date of employment if you are a "specified employee" as defined in Section 409A(2)(B)(i).

Keep in mind that your coverage under certain Company benefit plans may continue for up to 24 months, but only if you pay the required monthly contributions directly to the Company.

AICP Bonus Treatment

If you complete at least three months of employment in the calendar year in which you qualify for severance under the Plan, you'll receive a pro rata amount of any bonus you are eligible to receive for that year under the AICP. This pro rata amount will reflect your completed months of service in that year. For example, if you completed four months of service when your employment ends in a calendar year, you'd receive 33 percent (4 ÷ 12) of the AICP bonus to which you're entitled for that year.

Please note, as with eligible employees who are still actively at work on the date bonuses are paid (normally, in March after the calendar year to which the bonus relates), the amount of your bonus will depend on the extent that the applicable business performance goals are met (and will be subject to any applicable Compensation Committee approvals); and also on your individual performance while still employed by the Company, provided that the individual performance criteria won't be used to reduce, or increase, the amount of your bonus entitlement by more than 25 percent, based on the determination of your former management at the Company. Finally, any pro rata bonus to which you become entitled will be paid at the same time as bonuses are paid to actively employed eligible employees (again, normally in March after the calendar year to which the bonus relates).

Deductions from Severance

The Company will deduct from the severance you receive:

- any federal, state, or local withholding or other taxes or charges that it's required to deduct by law, and
- any amounts you owe the Company (to the extent permitted by Section 409A).

Change in Control of W. R. Grace & Co.

"Change in Control of W. R. Grace & Co." means and shall be deemed to have occurred if:

(i) W. R. Grace & Co. determines that any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of W. R. Grace & Co. or a corporation owned, directly or indirectly, by the stockholders of W. R. Grace & Co. in substantially the same proportions of their ownership of stock of W. R. Grace & Co., has become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 20% or more of the outstanding common stock of W. R. Grace & Co.;

(ii) Individuals who are Continuing Directors cease to constitute a majority of any class of directors of the Board;

(iii) There occurs a reorganization, merger, consolidation or other corporate transaction involving W. R. Grace & Co. (a "Corporate Transaction"), in each case, with respect to which the stockholders of W. R. Grace & Co. immediately prior to such Corporate Transaction do not, immediately after the Corporate Transaction, own 50% or more of the combined voting power of the corporation resulting from such Corporate Transaction; or

(iv) Shareholders of W. R. Grace & Co. approve a complete liquidation or dissolution of W. R. Grace & Co.

Vesting

The benefits provided under the Plan aren't "vested benefits." This means that your eligibility for these benefits may be terminated at any time.

In addition, you should know that the Plan may be terminated by the Company at any time and that the Company may change any feature of the Plan at any time.

Reemployment by the Company

If you're reemployed by the Company after you've received severance under the Plan, any future severance entitlement you receive from the Company will be offset or reduced by the amount of severance you previously received under the Plan.

Severance Plan for Leadership Team Officers Summary Plan Description 2016 3

4 Severance Plan for Leadership Team Officers Summary Plan Description 2016 If You Should Die If you should die before your last date of employment, no severance will be paid under the Plan to a benefi- ciary. But if you should die on or after your last date of employment, any unpaid amount of the severance to which you were entitled will be paid in a lump sum either to your spouse or your estate (if you weren’t married on the date of your death). When Severance Is Not Paid Benefits under the Plan may not be made (or may be discontinued) if: • you don’t qualify for benefits under the terms of the Plan, or • the Plan administrator determines you have engaged in “inappropriate conduct” before or after your last date of employment. Inappropriate conduct means any action that violates any policy, rule, or procedure of the Com- pany or your business unit, or violates any agreement between you and the Company, or is otherwise detrimental to the Company. Constructive Discharge In addition, the CEO will also be entitled to the sever- ance benefits described in this Plan for the CEO, if the CEO resigns employment as a result of his or her “constructive discharge” (as defined below). In this case, the CEO would be obligated to provide at least 30 days advance written notice to the Chairman of the Compensation Committee of the Company’s Board of Directors of the condition(s) that constitutes constructive discharge, as well as the CEO’s intent to resign as the result of such conditions. If the Board of Directors remedies such condition(s) of construc- tive discharge within 30 days of receiving the written notice, then the CEO will not be entitled to receive the severance benefits described under this Plan upon his or her resignation. “Constructive discharge” means any diminution (reduction) to the level of authority from that of the CEO, or any assignment of any duties that are not consistent with the position of CEO, other than authority or duties that: • may be appropriate to another position with the Company that the CEO holds in addition to the position of CEO, • results from any requirement or request from the Board that is reasonably related to the position of CEO (or any other position that individual may hold with the Company at the time he or she retains the position as CEO), or • results from an inadvertent failure or oversight of the Board that is remedied within 30 days after receiving the written notice described above. Section 409A Your severance is intended to be either exempt from Section 409A or in compliance with Section 409A, and any ambiguities in the Plan shall be so interpreted. Your severance may not be subject to Section 409A to the extent it (together with any other severance or sepa- ration pay otherwise subject to Section 409A) does not equal or exceed two times the lesser of (i) your annual- ized compensation based on your rate of pay for the calendar year prior to the year of your termination of employment, or (ii) the annual qualified retirement plan contribution limit ($265,000 for 2016). Transferability The right to receive benefits under the Plan may not be transferred, alienated, assigned, or pledged. Claims for Benefits What to Do No action by you is required to file a claim for ben- efits. The Company will notify you in writing if you’re eligible for benefits under the severance pay plan. If you believe that you’re entitled to a benefit and haven’t been notified that one is payable, or if you disagree with the amount of the benefit that’s payable, you may file a disputed claim with the Company. The Plan administrator has full and exclusive authority to interpret the applicable plan provisions and to de- cide claims for benefits that are filed. A decision on a disputed claim will be given to you as soon as possible, but no later than 90 days after a claim is filed, or 180 days in special cases. If a decision on a disputed claim can’t be made within 90 days, you’ll be notified in writing before the end of this 90-day period of the special circumstances that require an extended period of consideration of the disputed claim and the approximate date the Plan administrator expects to reach a decision on the disputed claim.

Severance Plan for Leadership Team Officers Summary Plan Description 2016 5 If a Disputed Claim Is Denied If a disputed claim is denied, in whole or in part, you’ll receive a written notice from the Company explaining why and on which plan provisions the disputed claim has been denied. An appeal must be made within 60 days after a denial by writing to the Company (contact your benefits administrator for details). You also may choose to name a representative to handle your appeal. You’ll be told if any additional information is needed to make a disputed claim acceptable. You may exam- ine material related to your disputed claim. Copies of any materials or records that support the disputed claim should be sent with the appeal. A decision on an appeal usually will be made within 60 days of when it’s received, or 120 days in special cases. If a decision on an appeal can’t be made within 60 days, you’ll be notified in writing before the end of this 60-day period of the special circumstances that re- quire an extended period of consideration of the appeal. The Company’s decision on an appeal is final. If you have filed a claim for benefits which has been denied on appeal by the Company and you believe the claim has been improperly denied, in whole or in part, you have certain rights. See “Your Rights” on page 7 for more information. How Your Benefits Are Affected You May Elect to Continue Medical, Dental, and Vision Coverage If you’re eligible for severance under the Plan, cov- erage for you and enrolled members of your family under the Company’s medical, dental, and vision plans may continue for up to 24 months after your last date of employment, provided you make the required monthly contributions directly to the Company. In this case, your coverage under these benefit plans will end on the earlier of: • the end of the 24-month period following your last day of employment, or • the end of the month in which you fail to make the required contribution for your coverage. Important! For this purpose, the 24-month period will be determined without regard to any six-month period delay that may be required by Section 409A. In addi- tion, the required monthly contributions must be made during any period severance is delayed under Section 409A. Medical, dental, and vision coverage may continue until the end of the period described above. In addition, medical, dental, and vision coverage for an enrolled family member will end on the date your coverage ends, the date a family member becomes ineligible, or the date you stop contributions for family coverage, whichever occurs first. Pension and Savings Plans If you’re a participant in a Company-sponsored pen- sion or savings and investment plan: • severance pay won’t count to determine benefits under a pension or savings plan, • severance pay can’t be contributed to the savings plan. Medical, Dental, and Vision COBRA Coverage You’ll be notified of your ability to elect contin- ued medical, dental, and vision coverage from the Company, as required by the COBRA continuation requirements of federal law. The 24-month period dur- ing which medical, dental, and vision coverage may continue as described above won’t count against the maximum period during which you may continue this coverage under COBRA. That is, after your severance ends, COBRA continuation may be elected for the maximum period that applies. In addition, when COBRA medical coverage for you or an enrolled family member ends, you’ll be given details on any conversion rights that apply (conversion rights don’t apply to dental or vision coverage). If a member of your family has COBRA coverage under a Company plan as of your last date of employ- ment, this coverage will continue for the remainder of the period that applies, provided the required contribu- tions continue. Life, VGA, and BTA Insurance Coverage Your basic life insurance coverage, any supplemental or dependent life insurance you elected, any coverage you elected for yourself and your family under the Company’s voluntary group accident insurance plan (VGA plan), and coverage under the Company’s busi- ness travel accident insurance plan (BTA plan) will end automatically as of your last date of employment.

6 Severance Plan for Leadership Team Officers Summary Plan Description 2016 If you choose, you may restore any life insurance coverage that’s lost and not replaced for yourself or a family member by converting to an individual policy without providing proof that you’re healthy by apply- ing during the 31-day period after this coverage ends or is reduced. Contact the Grace Employee Service Center at 1-800-974-2363 for details on converting life insurance coverage. You may not, however, convert to an individual policy to continue coverage under the VGA plan or BTA plan; no conversion rights apply to this coverage. Flexible Spending Accounts If you’re contributing to a health care spending ac- count and/or dependent care spending account as of your last date of employment, contributions to a health care spending account and/or dependent care spend- ing account will end with your last eligible paycheck and no contribution to those accounts will be taken from your lump-sum severance payment. In no event, however, may participation in these accounts extend beyond the December 31 of the year in which your last day of employment occurs. Contact the Grace Em- ployee Service Center at 1-800-974-2363 for details. Short-Term Disability Coverage All short-term disability and salary continuation cover- ages will end as of your last date of employment. Long-Term Disability Coverage If you’re a participant in a Company-sponsored long- term disability income plan (LTD plan), your partici- pation in the Plan will continue through your last date of employment, provided you continue the required contributions. Benefits under any Company-sponsored LTD plan won’t be payable for disabilities occurring after your last date of employment. Benefit Plan Changes The Company reserves the right to change, amend, or end any benefit plan, including the Plan; and any such change, amendment, or termination may also apply to any former employee or officer receiving severance (and beneficiaries, if applicable). Vacation Pay If you have not already taken the full vacation to which you’re entitled for the calendar year in which your employment is terminated and your last date of employment is June 30 or later, you will receive a lump-sum payment equal to your unused vacation. If your last date of employment is June 29 or earlier, you will receive a lump-sum payment based on one- half of the total number of vacation days to which you would otherwise have been entitled for the calendar year in which your employment is terminated, less any used vacation days. For example, if you are entitled to 10 vacation days for the calendar year, your last date of employment is June 29 or earlier, and you have used three vacation days, you would receive a lump- sum payment for two vacation days (10 days x .5 = 5 days, less the 3 days used, leaving 2 days for the lump- sum payment). Your vacation payout, however, won’t include floating holidays. For More Information About Your Benefits This booklet briefly summarizes some of the rules that apply to the benefit plans mentioned on pages 5-6. It doesn’t provide a full description of these rules. Please refer to the summary plan descriptions of these plans for more information. Other Information The following describes other information you should know about the Plan and your rights. Effective Date The effective date of the Plan is February 3, 2016. Plan Sponsor The sponsor of the Plan is: W. R. Grace & Co. 7500 Grace Drive Columbia, MD 21044 Plan Administration The Plan administrator is: Chairman of the Compensation Committee of the Board of Directors of W. R. Grace & Co. W. R. Grace & Co. 7500 Grace Drive Columbia, MD 21044 (410) 531-4000 Severance benefits are paid by the Company from its general assets. There are no funds set aside for such benefits.

Plan Year

Records are kept on a plan-year basis. A plan year starts on January 1st and ends on the following December 31st.

Plan Identification

The official name of the Plan is the **Severance Plan for Leadership Team Officers of W. R. Grace & Co.** The Internal Revenue Service and Department of Labor identify the Company by the number 65-0654331 and the Plan by the number 530. The Plan is classified as a "welfare plan," providing severance benefits.

The Plan's Future, Amendment, and Termination

The Company, by action of its Board of Directors or the Investment and Benefits Committee, may change, suspend, or end the Plan at any time.

Legal Service

The agent for service of legal process is the:

General Counsel
W. R. Grace & Co.
7500 Grace Drive
Columbia, MD 21044
(410) 531-4000

Legal process may also be served on the Plan administrator.

Plan Documents

This booklet describes the Severance Plan for Leadership Team Officers of W. R. Grace & Co. as of February 3, 2016. It's written in everyday terms and avoids technical terms wherever possible.

If You Can't Receive Payments

If the Company determines that you aren't able to receive payments—for example, if you're physically or mentally disabled—it may have payments made to the person or institution responsible for you.

Cost

The Company pays the full cost of the Plan.

What Else You Should Know About the Plan

The Plan administrator has the discretionary authority to determine eligibility for Plan benefits and to otherwise interpret all of the terms of the Plan. The decisions of the Plan administrator with regard to determining eligibility and interpreting the terms of the Plan are final and binding on all parties.

The Company cannot and does not guarantee the period for which the Plan will remain in effect and the levels or types of benefits available under the Plan. There is no legal requirement that the Company pay any severance pay, and the Company reserves the right to determine whether or not any employee or officer will receive severance pay.

Your Rights

As a participant in the Severance Plan for Leadership Team Officers of W. R. Grace & Co., you're entitled to certain rights and protections under the Employee Retirement Income Security Act of 1974 (ERISA). ERISA provides that all plan participants are entitled to know the following information.

Receive Information About Your Plan and Benefits

You may examine, without charge, at the Plan administrator's office (Grace's Headquarters) and at other specified locations, such as worksites, all documents governing the Plan, including a copy of the latest annual report (Form 5500 Series) filed by the Plan with the U.S. Department of Labor and available at the Public Disclosure Room of the Employee Benefits Security Administration.

You may obtain, upon written request to the Plan administrator, copies of documents governing the operation of the Plan, including copies of the latest annual report (Form 5500 Series) and updated summary plan description. The administrator may make a reasonable charge for the copies.

You will receive a summary of the Plan's annual financial report. The Plan administrator is required by law to furnish each participant with a copy of this summary annual report.

Prudent Actions by Plan Fiduciaries

In addition to creating rights for plan participants, ERISA imposes duties upon the people who are responsible for the operation of the employee benefit plan. The people who operate your plan, called "fiduciaries" of the Plan, have a duty to do so prudently and in the interest of you and other plan participants and beneficiaries. No one, including your employer or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a welfare plan benefit or exercising your rights under ERISA.

Severance Plan for Leadership Team Officers Summary Plan Description 2016 7

8 Severance Plan for Leadership Team Officers Summary Plan Description 2016 Enforce Your Rights If your claim for a severance benefit is denied or ig- nored, in whole or in part, you have a right to know why this was done, to obtain copies of documents re- lating to the decision without charge, and to appeal any denial, all within certain time schedules. Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request a copy of plan documents or the latest annual report from the Plan and do not receive them within 30 days, you may file suit in a Federal court. In such a case, the court may require the Plan administrator to provide the materi- als and pay you up to $110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the administrator. If you have a claim for benefits that is denied or ig- nored, in whole or in part, you may file suit in a state or Federal court. In addition, if you disagree with the Plan’s decision or lack thereof concerning the qualified status of a domestic relations order or a medical child support order, you may file suit in Federal court. If it should happen that plan fiduciaries misuse the Plan’s money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. De- partment of Labor, or you may file suit in a Federal court. The court will decide who should pay court costs and legal fees. If you are successful the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous. Assistance With Your Questions If you have any questions about the Plan, you should contact Grace’s Chief Human Resources Officer at 410-531-4000. If you have any questions about this statement or about your rights under ERISA, or if you need assistance in obtaining documents from the Plan administrator, you should contact the nearest office of the Employee Benefits Security Administration, U.S. Department of Labor, listed in your telephone directory or the Divi- sion of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue N.W., Washington, D.C. 20210. You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration.

W. R. Grace & Co. 7500 Grace Drive Columbia, MD 21044 410.531.4000 © 2016 W. R. Grace & Co.